Natural Health Trends Corp. Announces Fourth Quarter and Twelve Months 2006 Results

DALLAS, TX -- 03/27/2007 -- Natural Health Trends Corp. (NASDAQ: BHIP), an international direct-selling company, today announced its financial results for the fourth quarter ended December 31, 2006.

Sales in the fourth quarter of 2006 were $27.7 million, compared to $43.7 million and $29.9 million for the fourth quarter a year ago and the third quarter of 2006, respectively. Part of this decrease of $16.0 million from the prior year was due to sale of the Company's 51% equity interest in KGC Networks ("KGC"), effective December 31, 2005. In the fourth quarter of 2006, the Company recognized $1.7 million of Gourmet Coffee Café™ revenue from product that was substantially shipped during 2005 but not recognized at that time due to insufficient return and warranty experience. Excluding KGC and the Gourmet Coffee Café™ revenue, the Company's sales decreased $9.9 million, or 28%, over the comparable period in the prior year. The decline in revenue was primarily due to continued distractions and disruptions caused by the management changes of the last fifteen months as well as the members' reaction to the uncertain regulatory environment in China that is presently impacting the Hong Kong-based business. Hong Kong sales decreased $9.6 million, or 37%, over the comparable period a year ago.

As of December 31, 2006, the Company had 96,000 active distributors, compared to 103,000 and 119,000 active independent distributors at the end of the third quarter of 2006 and at the end of 2005, respectively, excluding KGC and the Kaire subsidiaries, which were sold effective July 1, 2006. The Company considers a distributor "active" if they have placed at least one product order during the preceding year.

For the fourth quarter of 2006, the Company incurred a net loss of $5.0 million, or $0.61 per fully diluted share, compared to a net loss of $5.6 million, or $0.79 per fully diluted share, a year ago in the comparable quarter, and a net loss of $2.5 million, or $0.30 per fully diluted share, in the prior quarter. For the twelve months of 2006, the Company incurred a net loss of $11.5 million, or $1.42 per fully diluted share, compared to a net loss of $4.9 million, or $0.70 per fully diluted share, a year ago.

During the fourth quarter of 2006, the Company recognized the following non-recurring items which negatively impacted earnings (in millions):

Gourmet Coffee Café(TM) revenue                 $  1.7
Gourmet Coffee Café(TM) costs                     (1.3)
Provision for inventory losses                    (2.4)
Charge to vacate the Japan distributor gallery
 (included in SG&A)                               (0.9)
Intangible impairment (included in SG&A)          (0.2)
                                                ------
Pre-tax loss impact                             $ (3.1)
                                                ======
As of December 31, 2006, the Company's cash and cash equivalents totaled $11.9 million, including $4.1 million in China that may not be freely transferable to other countries because the Company's Chinese subsidiary is subject to a business license capitalization requirement. The $11.9 million represented a decrease of $0.2 million from the balance as of September 30, 2006.

Mr. Chris T. Sharng, the Company's President, said, "The sales environment, especially for our Hong Kong-based business, continues to be challenging. We expect the first quarter sales to be around $20.0 million. Our top priority is to bring costs, both SG&A and commissions, in line with revenue. We are working to reduce operating costs particularly in Japan, Mexico and North America. We also plan to phase in a commission enhancement program starting from the mid-second quarter so that the payout can be more comparable to industry standards. On the revenue side, we are focusing our resources on Greater China, Korea and Europe. Finally, we target to launch a China retail portal with the objective to begin taking revenue in China by the end of the second quarter."

The Company will host a conference call at 11:30 a.m. EDT, March 28, 2007. Those who wish to participate in the conference call may telephone (866) 672-2663, pass code 8612102, 15 minutes before 11:30 a.m. EDT. If you cannot participate in the call, but wish to hear it, you may login to Natural Health Trends Corp.'s homepage at www.naturalhealthtrendscorp.com and click on the conference call 1 1/2 hours after the completion of the call.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling company operating through its subsidiaries in 15 countries throughout Asia, North America, Europe and Latin America. The Company markets premium quality personal care products under the NHT Global (formerly Lexxus International) brand. Additional information can be found on the Company's website, www.naturalhealthtrendscorp.com, where interested parties may register for updated corporate information via e-mail.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods may require further modification; our need to raise additional capital if revenues continue to decline; risks related to an SEC investigation and securities litigation; adverse consequences from audit committee investigations or management changes; our dependence on our Hong Kong and China market for most of our revenues; regulatory matters governing our products and network marketing system; regulatory matters pertaining to direct-selling laws, specifically in China; our ability to recruit and maintain key management and consultants; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

                       NATURAL HEALTH TRENDS CORP.

                       CONSOLIDATED BALANCE SHEETS
                    (In Thousands, Except Share Data)

                                                           December 31,
                                                        ------------------
                                                          2005      2006
                                                        --------  --------

                                 ASSETS
Current assets:
    Cash and cash equivalents                           $ 18,470  $ 11,936
    Restricted cash                                          903       455
    Certificates of deposit                                1,276     1,277
    Accounts receivable                                      300       462
    Inventories, net                                      12,993     5,857
    Other current assets                                   3,356     2,639
                                                        --------  --------
Total current assets                                      37,298    22,626
Property and equipment, net                                3,143     2,944
Goodwill                                                  14,145    14,145
Intangible assets, net                                     4,529     3,400
Restricted cash                                            3,859     4,142
Deferred tax assets                                            -       208
Other assets                                                 974     1,120
                                                        --------  --------
Total assets                                            $ 63,948  $ 48,585
                                                        ========  ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                    $  2,023  $  3,424
    Income taxes payable                                   1,308       281
    Accrued distributor commissions                        4,001     3,852
    Other accrued expenses                                 6,827     5,255
    Deferred revenue                                       9,897     5,641
    Debt                                                     109         -
    Other current liabilities                              2,537     3,135
                                                        --------  --------
Total current liabilities                                 26,702    21,588
Commitments and contingencies
Minority interest                                             77        22
Stockholders' equity:
    Preferred stock, $0.001 par value; 5,000,000 shares
     authorized; none issued and outstanding                   -         -
    Common stock, $0.001 par value; 50,000,000 shares
     authorized; 7,108,867 and 8,199,933 shares issued
     and outstanding at December 31, 2005 and 2006,
     respectively                                              7         8
    Additional paid-in capital                            69,417    70,042
    Accumulated deficit                                  (32,668)  (44,128)
    Accumulated other comprehensive income:
        Foreign currency translation adjustments             413     1,053
                                                        --------  --------
Total stockholders' equity                                37,169    26,975
                                                        --------  --------
Total liabilities and stockholders' equity              $ 63,948  $ 48,585
                                                        ========  ========

                             NATURAL HEALTH TRENDS CORP.

                 CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (In Thousands, Except Per Share Data)

                                                       Three Months Ended
                                                          December 31,
                                                      --------------------
                                                        2005       2006
                                                      ---------  ---------

Net sales                                             $  43,683  $  27,688
Cost of sales                                            10,523      9,647
                                                      ---------  ---------
Gross profit                                             33,160     18,041
% of sales                                                 75.9%      65.2%

Operating expenses:
    Distributor commissions                              23,062     13,363
    % of sales                                             52.8%      48.3%

    Selling, general and administrative expenses         12,338     11,367
    Provision for (recovery of) KGC receivable            2,759       (753)
                                                      ---------  ---------
Total operating expenses                                 38,159     23,977
                                                      ---------  ---------
Loss from operations                                     (4,999)    (5,936)
Other income (expense), net                                (149)       250
                                                      ---------  ---------
Loss before income taxes and minority interest           (5,148)    (5,686)
Income tax provision                                       (663)       606
Minority interest                                           187         44
                                                      ---------  ---------
Net loss                                              $  (5,624) $  (5,036)
                                                      =========  =========

Loss per share:
    Basic                                             $   (0.79) $   (0.61)
                                                      =========  =========
    Diluted                                           $   (0.79) $   (0.61)
                                                      =========  =========

Weighted-average number of shares outstanding:
    Basic                                                 7,109      8,200
                                                      =========  =========
    Diluted                                               7,109      8,200
                                                      =========  =========

                          NATURAL HEALTH TRENDS CORP.

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Data)

                                                      Year Ended December
                                                              31,
                                                    ----------------------
                                                       2005        2006
                                                    ----------  ----------

Net sales                                           $  194,472  $  133,428
Cost of sales                                           44,113      33,066
                                                    ----------  ----------
Gross profit                                           150,359     100,362
% of sales                                                77.3%       75.2%

Operating expenses:
    Distributor commissions                            101,021      68,265
    % of sales                                            51.9%       51.2%

    Selling, general and administrative expenses        49,000      45,735
    Provision for (recovery of) KGC receivable           2,759      (1,405)
                                                    ----------  ----------
Total operating expenses                               152,780     112,595
                                                    ----------  ----------
Loss from operations                                    (2,421)    (12,233)
Other income (expense), net                               (910)        946
                                                    ----------  ----------
Loss before income taxes and minority interest          (3,331)    (11,287)
Income tax provision                                    (1,587)       (182)
Minority interest                                           49           9
                                                    ----------  ----------
Net loss                                            $   (4,869) $  (11,460)
                                                    ==========  ==========

Loss per share:
    Basic                                           $    (0.70) $    (1.42)
                                                    ==========  ==========
    Diluted                                         $    (0.70) $    (1.42)
                                                    ==========  ==========

Weighted-average number of shares outstanding:
    Basic                                                6,934       8,079
                                                    ==========  ==========
    Diluted                                              6,934       8,079
                                                    ==========  ==========

Contact:

Chris Sharng
President
Natural Health Trends Corp.
(972) 241-4080